Exhibit 99.1

FOR IMMEDIATE RELEASE

3M to Acquire Cogent Inc.

Acquisition Broadens Biometric Security Solutions

ST. PAUL, Minn. & PASADENA, Calif. — Aug. 30, 2010 — 3M (NYSE:MMM), and Cogent Inc. (NASDAQ:COGT) announced today that they have entered into a definitive agreement for 3M’s acquisition of Cogent Inc. for $10.50 per share. The proposed transaction has an aggregate value of approximately $943 million, or approximately $430 million net of cash acquired. Cogent Inc., commonly referred to as Cogent Systems, provides finger, palm, face and iris biometric systems for governments, law enforcement agencies, and commercial enterprises.

The agreement provides for a subsidiary of 3M to commence a tender offer to purchase all outstanding shares of Cogent Systems within ten business days.

The Board of Directors of Cogent Systems has unanimously recommended that the shareholders of Cogent Systems accept the offer and Mr. Ming Hsieh, Cogent Systems’ founder and CEO, and certain entities affiliated with him have agreed to tender their shares to the offer. The offer will be subject to the tender of a majority of Cogent System’s shares and to certain other customary closing conditions. The transaction is expected to close during the fourth quarter of the year.

Cogent Systems participates in the $4 billion global biometric market, which is projected to grow at a rate greater than 20 percent per year. Its Automated Fingerprint/Palmprint Identification Systems, or AFIS, enable customers to capture fingerprint and palm print images electronically, encode prints into searchable files, and accurately compare a set of fingerprints/palm prints to a database containing potentially millions of prints in seconds.

“Cogent Systems has done a tremendous job establishing a strong presence in the biometric industry,” said Mike Delkoski, vice president and general manager, 3M Security Systems Division. “Adding Cogent Systems’ products to our business strengthens our product portfolio and services in high security credential issuance and authentication systems and positions 3M’s business in law enforcement applications. It also expands our reach into access control and other commercial ID and authentication applications.”

Identification and authentication solutions from 3M include border management products; document manufacturing and issuance systems for IDs, passports, and visas; document readers and verification products; and security materials, such as laminates, to protect against counterfeiting and tampering.

“3M can accelerate our growth and extend our reach in global border control markets, law enforcement and commercial applications,” said Hsieh. “Together, we’ll deliver a broader range of identification and authentication solutions to the security industry and to our customers.”

On a GAAP reported basis, 3M estimates the acquisition to be $0.09 to $0.10 dilutive to earnings in the first 12 months following completion of the transaction. Excluding purchase accounting adjustments and anticipated integration expenses, 3M estimates the acquisition to be $0.01 to

$0.02 accretive to earnings over the same period. First year EBITDA, excluding purchase accounting and integration costs, is expected to be approximately 35 percent-to-sales.

With approximately $130 million in revenue in 2009, Cogent Systems is based in Pasadena, Calif., and employs approximately 500 people. The company has operations in Ohio, Virginia, Austria, Canada, China, and the United Kingdom. Cogent Systems would be part of 3M’s Security Systems Division. Ming Hsieh will remain an integral part of the combined business going forward.

J.P. Morgan acted as exclusive financial advisor to 3M; Credit Suisse and Goldman Sachs acted as financial advisors to Cogent Systems.

Additional Information

The tender offer described in this news release has not yet been commenced.  This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Cogent Inc.  At the time the tender offer is commenced, 3M and its wholly-owned subsidiary, Ventura Acquisition Corporation, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and Cogent Inc. intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  3M, Ventura Acquisition Corporation and Cogent Inc. intend to mail these documents to the stockholders of Cogent Inc.  These documents will contain important information about the tender offer and stockholders of Cogent Inc. are urged to read them carefully when they become available. Stockholders of Cogent Inc. will be able to obtain a free copy of these documents (when they become available) and other documents filed by Cogent Inc., 3M or Ventura Acquisition Corporation with the SEC at the website maintained by the SEC at www.sec.gov.  In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from 3M.

Forward-Looking Statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of 3M, Cogent Inc. and their consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements about the expected terms of the proposed acquisition; the ability to complete the proposed transaction; the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include that the transaction may not be timely completed, if at all, upon favorable terms; the possibility that expected benefits may not materialize as expected; that, prior to the completion of the transaction, Cogent Inc.’s business may not perform as expected due to transaction-related uncertainty or other factors; that 3M is unable to successfully implement integration strategies; and other risks that are described in 3M’s and Cogent Inc.’s SEC reports, including but not limited to the risks described under “Risk Factors” in Part I, Item 1A of the Annual Report on Form 10-K for its fiscal year ended December 31, 2009 and in Part II, Item 1A in the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30,

2010.  3M and Cogent Inc. assume no obligation and do not intend to update these forward-looking statements.

About Cogent Systems

Cogent Systems is a global biometric identification solutions provider to governments, law enforcement agencies, and commercial enterprises. Cogent Systems provides the highest quality identification systems, products and services with leading technology, accuracy and speed. Cogent Systems’ Automated Fingerprint/Palmprint Identification Systems, or AFIS, enable customers to capture fingerprint and palm print images electronically, encode prints into searchable files, and accurately compare a set of fingerprints/palm prints to a database containing potentially millions of prints in seconds. For more information, please visit www.cogentsystems.com.

About 3M

A recognized leader in research and development, 3M produces thousands of innovative products for dozens of diverse markets. 3M’s core strength is applying its more than 40 distinct technology platforms — often in combination — to a wide array of customer needs. With $23 billion in sales, 3M employs 75,000 people worldwide and has operations in more than 65 countries. For more information, visit www.3M.com, or follow @3MNews on Twitter.

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